UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                SPECTRASITE, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           56-2027322
--------------------------------------------------------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)


400 REGENCY FOREST DRIVE, CARY, NC                            27511
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration file number to which this form relates (if applicable): 333-107123

Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
          TO BE REGISTERED                      EACH CLASS IS TO BE REGISTERED
          ----------------                      ------------------------------

Common Stock, par value $.01 per share              New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         --------------------------------------------------------

                  The information required by this Item 1 is incorporated by reference to the information set forth under "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-107123) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the "Commission") on July 17, 2003, as may be amended after the date hereof (the "Registration Statement"). Such information also will appear in the Registrant's prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.


ITEM 2.  EXHIBITS.
         ---------

                  No exhibits are required to be filed hereunder with the Commission. The Common Stock to be registered hereunder is to be registered on the New York Stock Exchange, where there are no other securities of the Registrant so registered.

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 14, 2003

                              SPECTRASITE, INC.



                              By:  /s/ Stephen H. Clark
                                   ---------------------------------------
                                   Name:   Stephen H. Clark
                                   Title:  President and Chief Executive Officer